Exhibit 99.1

PRESS RELEASE

Contact: Michael J. Lambert EVP & Chief Financial Officer NuVasive, Inc. 858-909-3394 investorrelations@nuvasive.com	Investors: Patrick F. Williams Vice President, Industry & Investor Relations NuVasive, Inc. 858-638-5511 investorrelations@nuvasive.com

Media: Nicholas S. Laudico The Ruth Group 646-536-7030 nlaudico@theruthgroup.com

NUVASIVE REPORTS SECOND QUARTER 2011

FINANCIAL RESULTS

•	Total revenue of $133.0 million, up 11.2% over second quarter 2010

•	GAAP earnings of $5.4 million, or $0.13 per share

•	Non-GAAP earnings of $12.4 million, or $0.30 per share

•	Non-GAAP operating margin of 17.3% and GAAP operating margin of 8.6%

SAN DIEGO, July 25, 2011 - NuVasive, Inc. (Nasdaq: NUVA) a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today financial results for the quarter ended June 30, 2011.

NuVasive reported second quarter 2011 revenue of $133.0 million, an 11.2% increase over the $119.6 million for the second quarter 2010 and a 6.8% increase compared to $124.5 million for the first quarter 2011.

Gross profit for the second quarter 2011 was $107.5 million and gross margin was 80.8%, compared to a gross profit of $98.6 million and a gross margin of 82.4% for the second quarter 2010. For the first quarter 2011, gross profit was $100.9 million and gross margin was 81.1%.

Total operating expenses for the second quarter 2011 were $96.0 million compared to $90.3 million in the second quarter 2010 and $96.3 million in the first quarter 2011. The higher operating expenses in the second quarter 2011 compared to the prior year resulted primarily from additional costs associated with higher revenue and infrastructure expansion.

On a GAAP basis, the Company reported net income of $5.4 million, or $0.13 per share, for the second quarter 2011.

On a Non-GAAP basis, the Company reported net income of $12.4 million, or $0.30 per share, for the second quarter 2011. The Non-GAAP earnings per share calculations for the second quarter exclude (i) non-cash stock-based compensation of $7.7 million; (ii) certain intellectual property litigation expenses of $1.1 million; (iii) amortization of intangible assets of $1.4 million; (iv) acquisition related items of $1.3 million; and (v) non-cash interest expense on convertible notes of $0.1 million.

Cash, cash equivalents and short and long-term marketable securities were $524.2 million at June 30, 2011.

Alex Lukianov, Chairman and Chief Executive Officer, said, “Our financial performance in the second quarter of 2011 was excellent and suggests that we are executing well against our strategy to take market share. We generated industry leading revenue growth of over 11% and made progress against our profitability goals in spite of challenging spine market growth dynamics. We are exceptionally pleased with the outcome of our recent convertible notes offering, which bolsters our balance sheet and significantly enhances our financial flexibility. As our focus shifts toward the achievement of our next milestone, the evolution of NuVasive into a $1 billion revenue company, we are laser focused on maintaining the startup mentality that is the source of NuVasive’s success as a prolific new product innovator. With Speed of Innovation™ as our competitive edge, we expect to continue to sustain industry leading growth.”

2011 Full Year Financial Guidance

•	Revenue of $530 million to $540 million; unchanged from previous guidance

•	GAAP EPS of $0.33 to $0.36; down from previous guidance of $0.52 to $0.55 to reflect impact of new convertible notes placement

•	Non-GAAP EPS of $1.09 to $1.12; down from previous guidance of $1.20 to $1.23 to reflect impact of new convertible notes placement

•	Non-GAAP Operating Margin of ~17.5%, unchanged from previous guidance

•	GAAP effective tax rate of ~50%, up from previous guidance of ~45% to reflect impact of new convertible notes placement

Reconciliation of Full Year EPS Guidance
	2010 Pre-Tax	2011 Pre-Tax		2011 Net of Tax*
	Actual	Low Range	High Range	Low Range	High Range
GAAP earnings per share	$0.64	$0.64	$0.69	$0.33	$0.36
Non-cash stock-based compensation	0.70	0.79	0.79	0.47	0.47
Certain intellectual property litigation expenses	0.13	0.13	0.13	0.08	0.08
Amortization of intangible assets	0.13	0.18	0.18	0.11	0.11
Acquisition related items	0.07	0.04	0.04	0.02	0.02
Non-cash interest expense on convertible notes	-	0.15	0.15	0.09	0.09

Non-GAAP earnings per share	$1.68	$1.92	$1.97	$1.09	$1.12

Weighted shares outstanding - Diluted**	40,373	42,000	42,000	42,000	42,000

* Effective Tax Rate of ~50% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments

** Weighted average shares outstanding shown as pre “if-converted” method

Note: The new convertible notes will require mark-to-market accounting for the bond hedge and conversion feature derivatives. The income (expense) resulting from this accounting are expected to materially offset one another and any impact would be excluded from non-GAAP earnings per share calculations

2011 Full Year EPS Guidance Bridge for New Convertible Notes Impact
	Net of Tax*
	Low Range	High Range

Prior GAAP earnings per share guidance	$0.52	$0.55
Coupon interest expense of 2.75% on $402.5M	(0.07)	(0.07)
Amortization of issuance fees over 6 year life	(0.01)	(0.01)
Non-cash interest expense on convertible notes	(0.08)	(0.08)
Effective tax rate change	(0.03)	(0.03)
Revised GAAP earnings per share guidance	$0.33	$0.36

Prior non-GAAP earnings per share guidance	$1.20	$1.23
Coupon interest expense of 2.75% on $402.5M	(0.07)	(0.07)
Amortization of issuance fees over 6 year life	(0.01)	(0.01)
Effective tax rate change	(0.03)	(0.03)
Revised non-GAAP earnings per share guidance	$1.09	$1.12

* New Effective Tax Rate of ~50% up from ~45%

2011 Guidance Reconciliation of Non-GAAP Operating Margin %
	FY 10	FY 11 Estimate
	Actual	Prior	Revised
Gross Margin % [A]	82.2%	~ 81%	~ 81%

Non-GAAP Research and Development [B]	8.0%	~ 8%	~ 7%
Non-cash stock-based compensation	0.7%	~ 1%	~ 1%
Acquisition related items*	0.4%	as incurred	as incurred

GAAP research and development	9.1%	~ 9%	~ 8%

Non-GAAP Sales, Marketing and Administrative [C]	58.8%	~ 55.5%	~ 56.5%
Non-cash stock-based compensation	5.2%	~ 5%	~ 5%
Certain intellectual property litigation expenses	1.1%	~ 1%	~ 1%
Acquisition related items*	0.2%	~ 0.5% & as incurred	~ 0.5% & as incurred

GAAP sales, marketing and administrative	65.3%	~ 62%	~ 63%

Amortization of intangible assets	1.1%	~ 1.5%	~ 1.5%

Non-GAAP Operating Margin % [A-B-C]	15.4%	~ 17.5%	~ 17.5%

* Acquisition related items include ~0.5% of revenue for expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, acquisition related items, and non-cash interest expense on convertible notes. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Second Quarter 2011 Results
(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$5,380	$0.13
Non-cash stock-based compensation	$7,725	4,635	0.11
Certain intellectual property litigation expenses	1,099	659	0.02
Amortization of intangible assets	1,395	837	0.02
Acquisition related items	1,325	795	0.02
Non-cash interest expense on convertible notes	96	58	0.00

Non-GAAP earnings		$12,364	$0.30

Weighted shares outstanding - Diluted			40,868

Reconciliation of Year To Date 2011 Results
(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$7,739	$0.19
Non-cash stock-based compensation	$15,671	9,403	0.23
Certain intellectual property litigation expenses	3,180	1,908	0.05
Amortization of intangible assets	2,737	1,642	0.04
Acquisition related items	1,896	1,138	0.03
Non-cash interest expense on convertible notes	96	58	0.00

Non-GAAP earnings		$21,888	$0.54

Weighted shares outstanding - Diluted			40,691

Conference Call

NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through August 24, 2011. In addition, a telephonic replay of the call will be available until August 8, 2011. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number 375131.

About NuVasive

NuVasive is a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. The Company is the 5th largest player in the $7.7 billion global spine market.

NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines four categories of products that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With over 65 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts and the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

###

NuVasive, Inc.

Unaudited Condensed Consolidated Statement of Income

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue	$132,966	$119,584	$257,432	$228,671
Cost of goods sold (excluding amortization of purchased technology)	25,508	21,014	49,034	40,457

Gross profit	107,458	98,570	208,398	188,214

Operating expenses:
Sales, marketing and administrative	84,323	77,726	168,543	152,387
Research and development	10,258	11,205	21,027	21,904
Amortization of intangible assets	1,395	1,355	2,737	2,705

Total operating expenses	95,976	90,286	192,307	176,996

Interest and other expense, net:
Interest income	151	178	334	367
Interest expense	(1,915)	(1,668)	(3,686)	(3,337)
Other income (expense), net	80	(30)	577	87

Total interest and other expense, net	(1,684)	(1,520)	(2,775)	(2,883)

Income before income tax expense	9,798	6,764	13,316	8,335
Income tax expense	4,776	574	6,316	1,439

Consolidated net income	$5,022	$6,190	$7,000	$6,896

Net loss attributable to noncontrolling interests	$(358)	$(533)	$(739)	$(915)

Net income attributable to NuVasive, Inc.	$5,380	$6,723	$7,739	$7,811

Net income per share attributable to NuVasive, Inc.:
Basic	$0.14	$0.17	$0.19	$0.20

Diluted	$0.13	$0.17	$0.19	$0.19

Weighted average shares outstanding:
Basic	39,786	39,242	39,701	39,071

Diluted	40,868	40,694	40,691	40,383

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$7,124	$6,672	$14,459	$12,352
Research and development	601	877	1,212	1,631

	$7,725	$7,549	$15,671	$13,983

NuVasive, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$505,084	$92,597
Short-term marketable securities	14,545	86,458
Accounts receivable, net	80,532	76,632
Inventory	117,952	107,577
Deferred tax assets	4,425	4,425
Prepaid expenses and other current assets	4,724	4,082

Total current assets	727,262	371,771
Property and equipment, net	115,566	102,165
Long-term marketable securities	4,603	50,635
Intangible assets, net	101,435	107,121
Goodwill	103,070	103,070
Deferred tax assets, non-current	52,033	52,033
Restricted cash and investments	68,613	5,529
Bond hedge derivative	80,098	-
Other assets	20,245	9,705

Total assets	$1,272,925	$802,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$52,447	$58,995
Accrued payroll and related expenses	15,356	17,266
Acquisition-related liabilities	33,955	32,715

Total current liabilities	101,758	108,976
Senior Convertible Notes	543,696	230,000
Embedded conversion derivative	88,900	-
Long-term acquisition-related liabilities	-	326
Deferred tax liabilities	3,685	3,685
Other long-term liabilities	12,670	12,810
Commitments and contingencies
Noncontrolling interests	11,138	11,877
Stockholders’ equity:
Common stock	40	40
Additional paid-in capital	613,016	545,114
Accumulated other comprehensive income	1,698	616
Accumulated deficit	(103,676)	(111,415)

Total stockholders’ equity	511,078	434,355

Total liabilities and stockholders’ equity	$1,272,925	$802,029

NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2011	2010

Operating activities:
Consolidated net income	$7,000	$6,896
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,888	17,065
Stock-based compensation	15,671	13,983
Allowance for excess and obsolete inventory	2,341	906
Allowance for doubtful accounts and sales return reserve, net of write-offs	529	(1,007)
Accretion of contingent consideration	914	182
Other non-cash adjustments	2,893	2,591
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,351)	(8,514)
Inventory	(12,146)	(4,258)
Prepaid expenses and other current assets	(791)	(1,397)
Accounts payable and accrued liabilities	(2,300)	4,128
Accrued payroll and related expenses	(1,997)	(5,574)
Income taxes payable	5,043	460

Net cash provided by operating activities	27,694	25,461
Investing activities:
Purchases of property and equipment	(27,944)	(22,059)
Purchases of marketable securities	(54,317)	(95,015)
Sales of marketable securities	113,559	88,028
Purchases of restricted investments	(4,701)	-
Payment for specific rights in connection with supply agreement, net of refund received	(5,000)	-

Net cash provided by (used in) investing activities	21,597	(29,046)
Financing activities:
Proceeds from the sale of warrants	47,898	-
Proceeds from the issuance of convertible debt, net of issuance costs	391,548	-
Purchase of convertible note hedges	(80,097)	-
Proceeds from the issuance of common stock	4,334	11,963
Other assets	(557)	1,369
Tax benefits related to stock-based compensation awards	-	(7,481)

Net cash provided by financing activities	363,126	5,851
Effect of exchange rate changes on cash	70	(166)

Increase in cash and cash equivalents	412,487	2,100
Cash and cash equivalents at beginning of period	92,597	65,413

Cash and cash equivalents at end of period	$505,084	$67,513